SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

SCHOOL4CHAUFFEURS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-141406	20-5478196
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

745 Camden Ave., Suite D Campbell, CA 95008
(Address of principal executive offices)
(408) 374-1900
(Registrant’s Telephone Number)

with a copy to:

Carrillo Huettel, LLP

3033 Fifth Ave. Suite 201

San Diego, CA 92103

Telephone (619) 399-3090

Telecopier (619) 330-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “SFCF” refer to School4Chauffeurs, Inc or our subsidiary POWRtec Corporation.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 14, 2010, the Company, POWRtec Corporation, a Delaware corporation (“POWRtec”) and the shareholders of POWRtec (the “POWRtec Shareholders”) closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), whereby the Company acquired 100% of the outstanding shares of common stock of POWRtec (the “POWRtec Stock”) from the POWRtec Shareholders.  In exchange for the POWRtec Stock the Company issued 1,750,000 shares of its common stock. As a result of closing the transaction the POWRtec Shareholders now hold approximately 70% of our issued and outstanding common stock.

The shares of common stock of the Company issued pursuant to the Share Exchange Agreement were issued in reliance upon the exemption from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

A copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by this reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01

COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. As a result of the Share Exchange Agreement, (i) our principal business became the business of POWRtec, which is more fully described below, and (ii) POWRtec became our wholly owned operating subsidiary. Since the owners of POWRtec obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, POWRtec is considered the acquirer for accounting purposes.

___________________________________________________________________________________________

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we completed a Share Exchange Agreement with POWRtec Corporation (the "Transaction") and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.  BUSINESS

Corporate History

We were incorporated on April 19, 2006 in the State of Delaware. We had been in the process of establishing ourselves as a specialty educational vocational skill service for the limousine and driver industry.  We had intended to provide job-related customer and driver training to entry-level employees as well as to employees of small to medium sized limousine companies.

In June 2009, we ceased all operations relating to vocational training and began seeking out other potential business models. Since inception the Company has been considered a “shell” company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On April 16, 2010, the Company filed an Information Statement Pursuant to Section 14(F) of the Securities Exchange Act Of 1934 and Rule 14f-1 thereunder announcing that Grant Jasmin (“Mr. Jasmin”) acquired the majority of the issued and outstanding common stock of the Company from Jeffrey E. Jones (“Mr. Jones”) per the terms of a common stock purchase agreement between Mr. Jasmin and Mr. Jones. Pursuant to the terms of the Purchase Agreement, Mr. Jasmin acquired control of 1,700,000 shares of the Company’s issued and outstanding common stock representing approximately 70% of the total shares issued and outstanding.

On May 14, 2010, the Company, POWRtec Corporation, a Delaware corporation (“POWRtec”) and the shareholders of POWRtec (the “POWRtec Shareholders”) closed a transaction pursuant to that certain Share Exchange Agreement (the “Share Exchange Agreement”), whereby the Company acquired approximately 100% of the outstanding shares of common stock of POWRtec (the “POWRtec Stock”) from the POWRtec Shareholders.  In exchange for the POWRtec Stock the Company issued 1,750,000 shares of its common stock. As a result of closing the transaction the POWRtec Shareholders now hold approximately 70% of our issued and outstanding common stock.

Accordingly, we now are conducting our business through our wholly-owned subsidiary, POWRtec Corporation.

Overview

POWRtec Corporation is a California-based inventor, developer and producer of intelligent metering systems. The intelligent metering solutions from POWRtec are elegantly designed and provide clients with versatility in regards to options, functions and connectivity at a competitive cost. It is the vision of POWRtec to develop state of the art intelligent network-enabled metering solutions to meet the world demand in order to improve energy usage and profitability for its customers.

World energy consumption was 474 exajoules (474 x 1018 J) or 15.8 TW (1.580 x 1013 W) in 2008. Unfortunately, much of the world’s energy is wasted, often because of poor energy management. With its intelligent power meters, POWRtec aims to reduce world energy usage, and hence production. A reduced energy production is good for the environment as well as the economy, and it lessens the strain on limited resources. POWRtec intelligent meters allow utility companies and businesses alike to become more efficient by controlling their consumption of energy.

The past decade has shown a sharp increase in the energy consumption around the world, and it has doubled in the past 30 years, and consumption grows at an increasing speed. When it comes to the production of power, there is one aspect that is extremely important to understand: It is not possible to quickly increase or decrease the production of electricity, and it is often dependant on factors beyond direct control. The very nature of the market and the lack of fluidity when it comes to increasing power production has led to very high price volatility at times of peak demand and supply shortages. With POWRtec’s networked intelligent metering solutions utility companies can know the actual consumption at the individual household or business, and to calculate energy waste throughout the energy grid.

POWRtec already has a fully functional product that meets and exceeds its customers’ current needs. The intelligent meters can employ a number of different connectivity modes, for instance GSM, ZigBee, GPRS, internet, etc. The company will continue to develop the meters for additional connectivity, as well as in regards to the data the meters can collect.

The market for POWRtec is first and foremost of a global nature. The buyers of POWRtec’s products are utility companies, governments and to a lesser extent businesses that want to save on their utility bill by using an intelligent metering solution.

POWRtec has already provided 180,000 meters to Denmark, and may soon provide an additional 50,000 meters. Also, POWRtec is in the process of acquiring orders in India for a substantial number of meters. Already POWRtec is negotiating a letter of intent for 25,000 meters for two cities in the State of Bihar, India. If successful, this same project may require as many an 400,000 meters and the market for POWRtec’s meters in the region may be as many as 3 million meters. POWRtec will continue to locate and approach new markets where there is a need for POWRtec’s intelligent metering solutions, and where there is a probability to gain a significant foothold in the market.

There are a number of worldwide market trends that are of interest when looking at the market for POWRtec’s solutions: Energy consumption continues to rise all over the world; the energy production market is getting deregulated; the energy production market is getting privatized; there is a need for demand-side management and finally, the market is highly inefficient and fragmented. All of these trends work in the favor of POWRtec.

While the energy production market has been heavily deregulated and privatized in the past decades, it has at the same time shown an unparalleled growth. The electricity industry has grown significantly in the past five years, and despite the recent recession and ensuing trough in demand, the upwards spiraling energy demand in emerging markets will continue to push the market towards an even greater value.

	2006	2007	2012 (forecast)
Market Value	$1,166.6 billion	$1,465.9 billion	$2,641.2 billion
Consumption	13.22 TW	14.62 TW	19.98 TW

  Source: Economy Watch 2007

However, there is an upper restraint on how much energy can be produced with the limited and depleting resources in the world. POWRtec provides a low-cost solution to this problem, as POWRtec’s networked intelligent meters can promote green behavior directly.

Although there is no single other producer of intelligent metering solutions identical to POWRtec’s networked intelligent meters, there are some near-competitors in the market space. Among these are ABB, Echelon, Landis+Gyr, Larsen & Tourbo and others. Nearly all of POWRtec’s competitors are very large organizations with significant overhead expenses. POWRtec, on the other hand, aims to have an organization, a Research and Development function and a Production workflow and capability that will ensure a virtually unhindered scalability of operations. POWRtec’s cost-effective designs, low-cost manufacturing and low overhead allow it to offer smart meters at an attractively low price. More importantly, POWRtec’s relatively small size allow for customer-oriented services and modification and extensive customization to meet client needs. The meters are developed in the USA, and are produced inexpensively and in large numbers in China.

POWRtec will use the proceeds to pursue additional markets. POWRtec will also use the proceeds to ensure a continued development of its products to meet future needs. Furthermore, POWRtec will need legal advisors and other consultants who can give the proper advice required to understand and target the markets in question. The proceeds will in general be used to position the company better in regards to the markets and competitors.

About POWRtec

POWRtec is a California-based inventor, developer and producer of intelligent metering systems. The intelligent metering solutions from POWRtec are more elegantly designed and provide clients with greater versatility compared to traditional metering solutions in regards to options, functions and connectivity at a competitive cost.

An intelligent meter is basically a highly advanced electricity meter that has a number of additional possibilities other than just measuring the electrical throughput at a given time or the total consumption over time. For instance, it may be able to provide the end-user and the utility company with a number of other data, as well as be able to remotely control appliances where that particular option has been built in.

POWRtec plans to provide intelligent metering solutions that continue to meet and exceed expectations of clients in some of the biggest markets around the world. POWRtec plans to deliver reliable and dependable solutions of the highest quality to all clients, big and small, domestic and international alike. POWRtec plans to provide international utility companies with load management solutions in order to reduce energy production needs, as well as provide end-users with ways to optimize their energy consumption in regards to usage and cost.

In this section, the strategic, tactical and operational goals will be outlined, as well as the elements necessary for reaching and surpassing said goals in a timely manner.

Mission

It is the mission of POWRtec to continually develop new and more advanced versions of its intelligent metering solutions to meet the increasing demand from clients all over the world. POWRtec will continue to develop and provide the world with intelligent single-phase and three-phase meters that will enable utility companies to continually gather data on an hourly or daily basis about power use, load, fluctuations, kilowatt hours etc. The intelligent power meters are network-enabled. Therefore, they are able to communicate with not only utility companies, but with network enabled home appliances such as air conditioners, washer/driers, refrigerators, computers etc. As network capability becomes even more widespread in home appliances in the years to come, the merit of the meters will become even greater. This network connectivity will also allow the meters to provide significant information about the specifics of what the electricity has been used for.

World energy consumption was 474 exajoules (474 x 1018 J) or 15.8 TW (1.580 x 1013 W) in 2008. Unfortunately, much of the world’s energy is wasted, often because of poor energy management. Utility companies have to produce a surplus of energy in order to prevent brownouts or blackouts during periods of peak load. Although Utility companies often know that power consumption is higher or lower within a certain interval at specific times of the week or year, the fluctuations remain highly unpredictable. The total amount of electricity produced falls within a safe interval that allows for power peaks and troughs – this interval, however, has to be rather wide in order to tackle the fluctuations in consumption. Basically, the wider the interval is, the higher the risk of electricity being wasted.

With its intelligent power meters, POWRtec aims to reduce world energy usage, and hence production. As the intelligent networked power meters are able to gather information about the specifics of the energy use at the particular household or business, this data can be used in order to much better plan energy production at the energy utility company. A reduced energy production surplus is good for the environment as well as the economy, and it lessens the strain on otherwise limited resources. POWRtec’s product helps improve industry performance while reducing environmental impact.

An intelligent networked electricity meter can also be of great benefit to the individual household or business. It can enable them to monitor energy consumption, allowing them to shift power usage to times of day when it is cheaper, or when the electricity is predominantly green. The meters can communicate directly with appliances (air conditioners, washers and driers, water heaters, dishwashers, refrigerators, machinery – anything network enabled), relaying info about current energy consumption, total consumption, stand-by power etc. This cannot only lower energy cost to the individual user, but also at the same time change the individual’s behavior in regards to consumption of energy. POWRtec’s products can empower customers to make informed decisions about the distribution of energy.

In short, it is POWRtec’s mission to alter provider-side energy production as well as user-side energy consumption through the deployment of its networked intelligent metering solutions. As the electrical grid is upgraded from yesterday’s technologies, POWRtec provides tools to provide radical gains in energy efficiency, reliability and security using advanced information and communications technologies. The transformation of outmoded worldwide electricity infrastructures around energy efficiency, reliability, security, and reduced carbon emissions provides a large and growing market opportunity in the coming decades.

Objectives

On the tactical level POWRtec has set the following main objectives for its next three years of operation – meeting these objectives are keys to the success of the company:

1.

Locating and Developing Sales Areas - POWRtec already has some noteworthy clients who are going to install a significant number of meters. For instance, POWRtec has delivered approximately 180,000 meters to Denmark, and hopes soon to deliver the next 50,000 meters for installation. The Company believes the total customer base in Denmark is 1.2 million households.

POWRtec will continue to locate and approach new markets where there is a need for POWRtec’s intelligent metering solutions, and where there is a probability to gain a significant foothold in the market. POWRtec has already identified a number of markets as having great interest. India, for instance, is of great interest to POWRtec. A number of factors make India a very interesting and lucrative market: The sheer size of the market, and the growth of the market are major factors. India is rapidly rolling out electricity to more remote parts of the country, and its major cities are booming. India has been one of the quickest climbers on the development ladder in the recent decade.

Also, India suffers from electricity theft, and a solution to prevent this would be very welcome to the utility companies in India. POWRtec is developing a tamper-proof prepaid meter for just this purpose. POWRtec’s ability to sell this solution to the Indian market will be of major importance to the continued success of the company.

POWRtec is negotiating a letter of intent for 25,000 meters for two cities in the State of Bihar, India. Upon successful completion of this initial installation, this same project will require as many an 400,000 meters and the market for POWRtec’s meters in the region may be an additional 3 million meters. Yet other regions in India gives POWRtec the possibility to provide meters for millions of households throughout some of the most heavily populated areas in the world.

Other heavily populated areas of the world that are rapidly becoming more industrialized will also be the focus of POWRtec in the years to come, as well as selling the solution to eco-conscious countries in the Western hemisphere.

As there is a global need for networked intelligent metering solutions, POWRtec will continually widen and expand its customer base. POWRtec’s ability to do so will be one of the primary keys to success.

2.

Continued Development of Product, Adding Functions - POWRtec already has a fully functional product that meets and exceeds its customers’ current needs. However, it will be of great importance for the continued success of the company to stay ahead of the competition by continually meeting new demands, adding new functions that will benefit both end users as well as utility providers.

Already, POWRtec’s meters can come equipped with GSM and GPRS as well as infrared or cabled connectivity through RS485 serial, Ethernet, or ZigBee. As new communication standards are launched almost every year, and as electricity meters can have a life span of 10, 20, 30 or even 40 years, it is very important to be able to continually upgrade the product lineup to include new communication protocols and interfaces. For instance, 3G and 4G as well as WIFI (802.11), WIMAX or Bluetooth could be implemented in the years to come, in addition to yet unknown communication protocols. Most of the protocols mentioned above can be installed in the current product lineup with little effort.

Also, electricity is different in different parts of the world, so the meters have to be able to work with different electricity setups, for instance 110V/240V/400V or 1-phase or 3-phase, different Amp loads etc. Already, POWRtec has developed one- and three-phase meters capable of the abovementioned voltages.

Finally, the meters will have to be able to measure several different parameters according to the wishes of the clients. Already, the meters are able to measure extremely low loads, making it possible to bill even when the load is low. Other parameters or requirements may be essential to other clients.

To ensure POWRtec’s continued success, it will be extremely important to continually adapt and enhance its range of meters to meet client needs, making it possible to attract new clients with new needs.

3.

The Market - The market for POWRtec is first and foremost of a global nature. The buyers of POWRtec’s products are utility companies, governments and to a lesser extent businesses that want to save on their utility bill by using an intelligent metering solution. Due to safety and regulation, the utility companies will almost always be providing the meters. Therefore, it will be irrelevant to consider the end-user market space on its own; rather it will be an integral part of the utility company market space as the meters will most probably be delivered through the utility companies or through partners appointed by them.

The market is therefore two-faceted: There is the market for electricity, and the market for electricity meters – and the two are closely linked. Apart from the competitor analysis, it will be useful to consider the two markets as interrelated.

Also, it is important to realize that in the present economic climate, the energy market (production, brokering, delivery) is a sound business, attracting some of the world’s most important investors.

3.1:

About Power Supply and Demand - Despite the recent economic crisis, the need for energy continues to rise at a spiraling rate over most of the world. And even though the past decade has seen many energy conserving products and advances such as energy conserving light bulbs, Energy Star rated products, cars with lower emissions etc., the increased industrial activity in areas such as China, India and Brazil has more than offset these reductions.

The total energy production has risen from 9.48 TW (948 x 1013 W) in 1980, over 11.7 TW in 2000 to 15.8 TW in 2008. The past decade has shown a sharp increase in the energy consumption around the world despite recent energy saving measures, and apart from leveling off in 2008-2009, the trend is foreseen to grow at the spiraling pre-recession pace in the years to come. The forecast for 2012 is for a global energy production of 19.98 TW. Energy need is in fact so high, that the use of the heavily polluting coal has increased dramatically from 2002 onwards, despite a widespread reluctance to use coal for energy production due to its significant carbon drawbacks.

The following graph clearly indicates the trend for increased energy demand:

TW
6
5
4
3
2
1
0
'65
'70
'75
'80
'85
'90
'95
'00
'05
Oil
Coal
Gas
Nuclear
Hydro

Statistical Review of World Energy 2009, BP

Almost 85% of the energy produced around the world is non-renewable energy produced from fossil fuels. Many experts agree that despite discovery of new oil and gas wells as well as improved recovery methods, the reserves of oil, coal and gas are dwindling at an alarming rate.

Statistical Review of World Energy, 2009, BP

Although the world is shifting towards renewable energy such as wind power, geothermal power, solar power etc., the shift may not be quick enough nor big enough to prevent the power crunch that the world will experience within the next two decades. It is therefore essential to look at the power supply and demand in an entirely different way.

3.2.

Electricity 101 - When it comes to the production of power, there is one aspect that is extremely important to understand: It is not possible to quickly increase or decrease the production of electricity, and it is often dependant on factors beyond direct control. Production of electricity is a bit like a super tanker: It takes careful planning and a lot of foresight to change course. It is not simply a question of ramping up the production in times of greater need, or pulling back the throttle when demand dwindles.

As changes in energy production have to be planned hours or even days in advance, and brownouts or blackouts are simply not worth contemplating in a modern society, power plants will have to continually produce more power than is actually needed. The excess energy goes to ground and is wasted. In a world with diminishing resources, it would have a significant and positive impact on the resource drain if this overhead could be minimized without risking energy efficiency. So far, this hasn’t been possible. Utility companies have had to plan energy production according to statistics, knowledge of historical usage and educated guesswork. And power plants are built based on expected power needs in the years to come.

For instance, the consumption of power changes over the course of the day, as well as over the course of the months. In winter, much power is used for lighting, heating and in-door entertainment, and in the summer for air-conditioners, fans, coolers etc.

Daily consumption of electrical power
Rates in %
100
80
60
40
20
0
0
6
12
18
24
Time of day
Pump power
Top power
Hard coal
Natural gas
Lignite coal
Nuclear power
Water power

Typical daily consumption of electrical power in Germany

Also, the very nature of the market and the lack of fluidity when it comes to increasing power production have led to a very high price volatility at times of peak demand and supply shortages. For example, price spikes frequently occur when some producers have plant outages or when some consumers are in a period of peak consumption. So far, the extra cost has been born by the electricity retailers, who have then sent the bill on to the end users after the fact, and spread the cost evenly over the users. Except in cases where there have been actual brownouts or blackouts, the end-users never knew that they were using electricity costing them perhaps twice the usual cost.

Until the advent of intelligent metering solutions such as POWRtec’s, there has been no credible way to relay this information to the end-user and in that way influence their consumption. Also, the utility companies have had no way of knowing exactly what the power was being used for – the utility companies could only guess why there would be sudden spikes or troughs in the energy consumption, giving them little possibility for actually planning production.

With POWRtec’s networked intelligent metering solutions, utility companies can know exactly what the energy is being used for, as well as know what the actual consumption is at the individual household or business, enabling them to calculate energy waste throughout the energy grid. Utility companies can calculate the exact voltage drop between the individual household or factory and the last relay station in the power grid. This, too, will provide the utility companies with invaluable information that can lower the total energy use throughout the power grid.

Basically, POWRtec’s solutions are exactly what the market needs in the present potential ecological crises arising from an ever-increasing use of fossil fuel reserves that are dwindling at the same time in order to meet a rapidly growing need for energy.

3.3.

Market Trends and Strategy - There are a number of worldwide market trends that are of interest when looking at the market for POWRtec’s solutions:

1.

Energy consumption continues to rise all over the world

2.

The energy production market is getting deregulated

3.

The energy production market is getting privatized

4.

There is a need for demand-side management

5.

The market is highly inefficient and fragmented

As concluded in the preceding section, energy consumption continues to rise at an alarming pace. Still more power plants are being constructed and put into service all over the world, especially in heavily populated emerging economies such as India. As more countries become developed and are going to build new factories, and electrification is rolled out to the common man, this trend is sure to continue. However, the players in the energy production market have changed radically in the past two decades.

Recently, there has been a clear trend towards deregulation of the energy markets all over the world. Chile was one of the first to deregulate the market in the early 1980s, and Argentina and other South American countries soon followed suit. In 1990, Great Britain privatized the UK Electricity Supply Industry. The process followed by the British was then used as a model or at least a catalyst for the deregulation of several other Commonwealth countries, notably Australia and New Zealand, and regional markets such as Alberta. However, in many of these other instances the market deregulation occurred without the widespread privatization that characterized the UK example.

Many states in the US have deregulated their energy markets in the past decade as well, broken up previous monopolies and tried to attract outside investors in an attempt to modernize the industry. Deregulation has often had that particular aim in mind; for instance, the deregulation in Argentina was to attract outside investors in order to repair and improve upon a crumbling power supply network.

In many parts of the world, the old government utility monopolies have been broken into smaller and publicly or semi-publicly held corporations in the past decade. The trend is toward privatization of the energy production business, which will make room for new and independent players.

While the energy production market has been heavily deregulated and privatized in the past decades, it has at the same time shown an unparalleled growth. The electricity industry has grown significantly in the past five years, and despite the recent recession and ensuing trough in demand, the spiraling energy demand in emerging markets will continue to push the market towards an even greater value.

	2006	2007	2012 (forecast)
Market Value	$1,166.6 billion	$1,465.9 billion	$2,641.2 billion
Consumption	13.22 TW	14.62 TW	19.98 TW

  Source: Economy Watch 2007

Even though the forecasted value for 2012 originates from a pre-recession study, it may not be far off the mark. 2008 Production was 15.80 TW, not far from what could have been predicted using the numbers above. The global market value of the electricity industry indicated above includes the total value of electricity sold to industrial, commercial, residential and other end-users. From the figures above, it is clear that the electricity industry is truly gargantuan, and the numbers are simply breathtaking.

Still, the energy market is fragmented and very inefficient. This fragmentation gives companies such as POWRtec the possibility to navigate in a market that would otherwise have been prohibitively expensive to enter. POWRtec will of course exploit the market situation to drive a wedge between the players; those who sign a deal with POWRtec for its networked intelligent meters should increase their own efficacy, allowing them higher return on their multi-million dollar investments.

Finally, upward spiraling energy demand and hence need for increasing energy production in the face of dwindling oil reserves has made demand-side-management a necessity. Basically, Demand side Management entails actions that influence the quantity or patterns of use of energy consumed by end users, such as actions targeting reduction of peak demand during periods when energy-supply systems are constrained. Peak demand management does not necessarily decrease total energy consumption but could be expected to reduce the need for investments in networks and/or power plants. POWRtec’s products are the tools needed to empower the end-users to meet the demands for controlling and managing their own energy consumption. As the need for Demand side Management is only going to grow in the decades to come, POWRtec is well positioned to take advantage of this trend.

3.4.

POWRtec Provides a Low-Cost Solution to the Energy Problem - The production cost of a power plant is staggering – it is often measured in several hundreds of millions of dollars. And before laying the foundation for the new power plant, years of engineering, planning, procuring and lobbying have taken place, costing the utility company additional tens or hundreds of millions of dollars in fees and salaries. Power plants are immensely complex structures, and they are vastly expensive to plan for, design and build.

Therefore, as opposed to the trend in the previous century where focus was on simply increasing power output by building more and bigger power plants, focus has moved to reducing the end-users’ consumption. There have been several advances in energy saving technologies, primarily in regards to lighting (energy saving light and lately LEDs), electric consumption of appliances, stand-by power, improved refrigeration as well as overall energy standards where all kinds of products are rated in order to encourage consumers and businesses to buy the most energy-efficient products.

So far, however, it has only been possible to influence the customers’ behavior in regards to the kinds of products they bought, but not the actual way they used them. Several campaigns all over the world have tried to shift consumer behavior towards a more environmentally friendly way, but often with little effect. As the individual customer’s behavioral changes are not immediately rewarded, it is still doubtful exactly how much effect the “promote green behavior” campaigns have actually had.

POWRtec’s networked intelligent meters, on the other hand, promote green behavior directly. Not only can the meter give the customer a direct feedback regarding his energy consumption, and he can adjust his actions accordingly, but the meter can also be used to directly control appliances so that they are turned on when energy is cheap or primarily renewable (wind, water, geothermal or photovoltaic), and turned off when energy is expensive and comes from polluting and diminishing sources (oil, coal, gas). The user can also allow the meter to shut off certain appliances in case of emergency, so that in case there’s an immediate risk for a brownout or blackout, non-vital machinery or lighting can be shut down to minimize load.

Having two-way communication with the intelligent meter also enables the user to remote control the electricity in his house. For instance to turn on a water heater or an air conditioner so that it is turned on and operational when he gets home from work, rather than having to leave it on throughout the day.

As the POWRtec networked intelligent meters support a wide range of communication means and protocols, they will be able to be integrated and communicate with a very wide range of appliances. In the future, it will be possible to control almost any device or function that works by electrical means – for the benefit of the consumer, the environment and the economy.

3.5:

Orders, Pilots and Opportunities - POWRtec already has several pilot projects as well as actual deliveries all over the world. In the following, we have outlined all factual orders and pilot projects as well as opportunities where there are ongoing negotiations for a future pilot project. This section does not include, however, the innumerous potential orders all over the world that POWRtec plans to use its proceeds to seek to secure.

Orders

•

Denmark

Phase 1: 20K meters - Delivery complete

Phase 2: 206K meters —160,000 meters shipped

of $10M order in production for Phase 2 (won DONG Energy)

Total customer base is 1.2 million subscribers

•

India

POWRtec is negotiating a 25K unit order (Bihar). Starting certification

Pilots

•

India
Smart metering pilot in progress

Opportunities

•

Finland
Smart metering load management system in pilot evaluation

•

South Africa:
Load side management using Smartread system

•

Sweden:

Smart AMR system

3.6.

Competitors - Although there is no single other producer of intelligent metering solutions identical to POWRtec’s networked intelligent meters of the same type, there are some near-competitors in the market space:

ABB (Europe): ABB introduced it smart metering technology at the Hannover Fair 2009 for electronic domestic supply meters, combined with a data gateway. ABB has successfully integrated multiple standards-based advanced metering infrastructure (AMI) technologies with ABB’s own distribution automation and network management products. ABB has developed collaborations with a number of other companies including: Silver Spring, Elster, Sensus, Trilliant Incorporated and Itron.

Cooper Industries (USA): Cooper Power Systems engineers and manufactures medium- and high-voltage electrical equipment, components and systems that deliver electric power to homes, industries, businesses and institutions. It is also a leading provider of software, communications and integration solutions. Its Cannon power line carrier (PLC) advanced metering infrastructure (AMI) solution is being used in the Cowlitz PUD at Longview, Washington which will be its first large-scale deployment of the Cannon AMI solution.

Echelon (USA): Echelon provides the NES smart metering infrastructure solution which enables a scalable, integrated system of advanced electronic electricity meters accessed via a Web services based network operating system over a proprietary IP networking infrastructure. Echelon announced the shipment of its two millionth Networked Energy Services (NES) smart meter in March 2010.

Elster (Europe): Elster electricity meters are used for residential, commercial and industrial, and interchange metering applications. They support both Automated Meter Reading (AMR) and AMI systems. Elster electricity meters are designed with a standards based architecture which supports advanced communication solutions, metering automation systems, as well as demand response, home area network (HAN), and wide area network (WAN) applications.

General Electric Company (All Regions): GE offers meters, equipped with a variety of AMR modules, giving the utility a choice of GE meters compatible with its AMR system of choice. They also provide meter accessories in the form of modular systems.

Holley Group (Asia): Holley is a trans-regional and export-oriented group, which integrates with research, development, production and sales of electrical instruments. With its 30-year history of production in electricity meters and the capability to produce more than 30 kinds and 200 types of electricity meters for civil and industrial use, it has become the largest meter manufacturer in the world. Holley claims to be the biggest energy meter manufacturer in China.

ITRON (USA): Itron Inc. provides intelligent metering, data collection and utility software solutions, to optimize the delivery and use of energy and water. Their products include electricity, gas, water and heat meters, data collection and communication systems, including automated meter reading (AMR) and advanced metering infrastructure (AMI); meter data management and related software applications; as well as project management, installation, and consulting services. They have solutions for meter data management for distribution system design, and customized billing services. Itron North America generates the majority of its revenue in the United States and Canada. Itron International generates the majority of its revenue in Europe, and the balance primarily in South Africa, South America, and Asia/Pacific.

Landis+Gyr (Europe): Landis+Gyr Holdings AG provides smart metering, energy management solutions, and related services. Landis+Gyr offers products for protection in all the three segments of power systems - generation, transmission and distribution.

Larsen & Tourbo (India): L&T is India's largest manufacturer of electronic energy meters and protection relays. It is the largest supplier of very high-end electronic programmable Trivector Meters for industrial and power utilities. From the industrial segment, the metering solutions extend to domestic energy metering, with the availability of static Single-Phase and Three-Phase energy meters. In the international market, L&T meters have been exported to various countries across South East Asia, Middle East and Africa. L&T offers products for protection in all the three segments of power systems - generation, transmission and distribution.

Secure Meters (India): Secure Meters offers its SG Series as a family of single-element direct-connected smart meters with integral GSM/GPRS modem. They provide automatic meter reading (AMR) functionality. An internal load control switch and an additional relay output enable remote disconnection and reconnection as well as timed load control. SG Series meters support multi-rate time-of-use (TOU) and block tariffs, which can be remotely programmed. Reverse running and tamper detection facilities are also provided. An optional low-power radio (LPR) interface enables communication with an in-home display (IHD) or home energy controller (HEC).

Sensus(USA): Sensus manufactures its FlexNet system which fits into a utility’s operational and customer service plan, enabling communication with a range of endpoint devices. Sensus is a technology and communications company providing data collection and metering solutions for water, gas and electric utilities around the world. They have sold more than five million Sensus FlexNet™ communications system endpoints. The FlexNet Advanced Metering Infrastructure (AMI) solution is offered exclusively from Sensus. Its  iCon™ Meter provides an Integrated FlexNet™ AMI on display board, power outage and restoral notification, power quality reporting, time-of-use, kWh and kWAh energy measurements, demand metering, load profile, remote disconnect, and remote configuration and meter firmware downloads.

Of the companies above, some are independent developers and producers of electrical installation solutions, and some of them are fully or partially owned by utility companies. Some work with demand-side management; some work at optimizing the output-side.

Nearly all of the POWRtec’s competitors are very large organizations with significant overhead expenses. They typically offer products far beyond the metering space and they typically manufacture meters locally.  POWRtec’s cost-effective designs, low-cost manufacturing and low overhead allow it to offer smart meters at an attractively low price. More importantly, POWRtec’s relatively small size allow for customer-oriented services and modification and extensive customization to meet client needs. The meters are developed in the USA, and are produced inexpensively and in large numbers in China.

Virtually every electricity meter in the world will have to be replaced in the future by smart meters. POWRtec is an active player in this market and will be successful if it gains but a small share of the world market.

4.

Product Description - POWRtec’s intelligent meters provide great value to both end users as well as the utility companies rolling out the use of the meters in their network. In order to understand the versatility of the meters, as well as the potential benefits from using them, we will describe the intelligent meter solution that has been developed for and with the Danish energy company, DONG Energy.

4.1.

Product Overview - In the present political climate, where much focus has been put on global warming and the potential ecological crises arising from an ever-increasing use of fossil fuels to meet a rapidly growing need for energy, POWRtec’s intelligent metering solutions meet the needs of this emerging market.

The following description is of the existing solution for DONG Energy. The current products can easily be updated with additional communication protocols and features to address specific client needs. The system described below has been tailored to meet the needs of DONG Energy, a European utility company for which POWRtec has concluded a 20,000 unit pilot project. POWRtec has shipped an additional 160,000 meters of its 206,000 meter order for DONG Energy as a result of its meter being designed to DONG’s specific needs.

The DONG Smart Read System

DONG Smart Read meets the highest standards in the market today and has been developed in collaboration with a number of internationally recognized experts. Our vision is that Smart Read will become the communications center for electricity in the majority of homes and businesses all over the world.

Smart Read has been designed for cost-effectiveness in all phases: verification, storage, assembly, installation, reading, updating, trouble-shooting and dismantling. The system has also been constructed to live up to future requirements for registration of the quality of delivery at the customer. Smart Read can register and send an alarm if the voltage level varies or if the supply is interrupted.

At the same time, Smart Read can safely communicate with other types of equipment and thereby provide an economically realistic solution for automation in the home or office.

DONG Smart Read Advantages

Smart Read is simple and safe providing an extremely precise, cheap and flexible solution:

•

Cost-effective remote reading of electricity consumption

•

Simple and local wireless communication

•

Cost-efficiency in all phases: installation, reading, maintenance and dismantling

•

Programs can be updated via SMS

•

The number of sensors can easily be extended thanks to ZigBee wireless communication.

The Smart Read Meter

Smart Read comprises a class 1 3-phase electricity meter. The meter can easily be mounted in a DIN meter-mounting frame and on a DIN rail attachment. It is supplied with a GSM/GPRS communications module, which includes an intelligent data logger. Communication is by SMS or via GPRS

Every Detail – Precisely

Smart Read registers meter readings at pre-selected time intervals, and automatically sends the customer the data via SMS at the specified times.

Smart Read also Indicates:

•

current meter status

•

voltage level

•

possible breaking of phase

•

possible loss of power

The customer can always read the current meter status via SMS. At the same time, the customer can obtain all registered voltage variations as well as the status of all the meter's functions. To ensure accuracy, the meter's time is adjusted automatically at every SMS message.

Smart Read can be equipped with a voltage circuit, which automatically sends an SMS if the voltage is lost on individual phases. If voltage is lost on all phases, the exact time is registered in an internal memory. If the voltage varies more than +6%/-10%, the amount and time of variance is also registered.

Flexible, easy to update and expand

Smart Read gives the utility customer remote access to a number of auxiliary functions – the utility customer can change all parameters, update programs in the data logger, and update troubleshooting functions. This ensures cost-effective operation.

In addition, a wireless communications module provides the customer with a flexible solution. Via ZigBee, the customer can link up different service modules (including alarm and control switch).

4.2.

Research and Product Development - POWRtec will continually research new functionalities for its meters, and will continue to develop them further to accommodate new needs, communication protocols and purposes. Presently, the meters exist in single-phase and three-phase versions that can work with 110V, 240V or 400V and up to 80 Amps. Although these configurations cover most of the possible purposes, other configurations may be relevant at a later time.

The meters will be developed to cater to individual markets’ or clients’ needs. For instance, pre-paid meters could be of relevance for the Indian market, where energy theft is a major issue, and POWRtec is diligently developing exactly that kind of solution in order to position itself better for the Indian market.

POWRtec plans to develop a new single-phase meter optimized for the Indian Market. The meter will be designed to be compatible with a number of communication protocols, which should allow it to address broader market opportunities.

POWRtec also plans to further improve its three-phase product offering to take advantage of recent improvements in silicon chip technology. The Company believes this will improve its market advantage while maintaining its low-cost advantage.

Other markets may have an interest in promoting certain kinds of electricity - if they for instance have ample wind- or hydropower at certain times of day or year, they may prefer to promote the use of this renewable source directly through their intelligent meters.

4.3.

Scalability of Operations - POWRtec aims to have an organization, a Research and Development function and a Production workflow and capability that will ensure rapid scalability of operations.

By maintaining the R&D function in-house, POWRtec has complete control over the functions and capabilities to be included in the meters. Also, POWRtec can develop exactly the functions needed to address specific market demands when they occur. This will make the company more nimble and agile in its operations than the competitors. Also, this will improve the company’s success rate in regards to procuring new markets.

As POWRtec has outsourced the actual production to China, the meters can be built exactly to specification cheaply and quickly and in great numbers. The production facility is already in place and it can produce several millions of meters according to specification on demand. For instance, this production facility has already produced approximately 160,000 meters for the DONG installation.

Finally, the administrative core of POWRtec can and will remain relatively small – as the meters are not sold directly to end-users but through utility companies buying them in bulk, the administration needed is more or less the same for selling one meter as for selling 100,000. However, in order to procure certain markets, people with specific skills are needed. All activities not directly related to the core business will be outsourced to dedicated specialists when possible.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements and Labor Contracts

We own intellectual property rights including trademarks and patents which are encompassed in our proposed product line.

Through our wholly-owned subsidiary POWRtec Corporation, we received registration for the following trademark:

Trademarks:

MARK	REG. NO	CLASS	REG. DATE	OWNER OF RECORD	JURISDICTION
POWRtec	3560302	042	January 13, 2009	POWRtec	United States

Copyrights:

We own the copyright of all of the contents of our website, www.powrtec.com.

Through our wholly-owned subsidiary POWRtec Corporation, we filed application for the following Patents:

Patents:

TITLE	APP. NO	FILE DATE	JURISDICTION
Methods for Calibrating an Electric Meter	12436079	May 5, 2009	United States
Methods for Extrapolating an Energy Measurement	12436074	May 5, 2009	United States

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures. It is our policy to require employees and consultants to execute confidentiality agreements and invention assignment agreements upon the commencement of their relationship with us. These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

Employees

As of the date of this Report we have 6 full-time employees and no part-time employees. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good. We may also use third party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to continue to use consultants, attorneys, and accountants as necessary, to complement services rendered by our employees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.powrtec.com, as soon as reasonably practicable after filing with the SEC. The information on our websites is not and should not be considered part of this Report and is not incorporated by reference in this document. The website is only intended to be inactive textual references.

Government Regulation

Health and Safety

We are subject to numerous health and safety laws and regulations imposed by the governments controlling the jurisdictions in which we operate and by our clients and project financiers. These regulations are frequently changing, and it is impossible to predict the effect of such laws and regulations on us in the future. We actively seek to maintain a safe, healthy and environmentally friendly work place for all of our employees and those who work with us.

Office of Foreign Assets Control

The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. OFAC acts under Presidential national emergency powers, as well as authority granted by specific legislation, to impose controls on transactions and freeze assets under U.S. jurisdiction. Since the Company is a U.S. corporation, it is bound to the regulations of OFAC. Although we have never contracted nor made any effort to contract with countries which OFAC has identified as state sponsors of terrorism, the possibility exists that certain OFAC sanctioning methods could be employed against certain of our operations.

Environmental Regulation

The countries where we do business often have numerous environmental regulatory requirements by which we must abide in the normal course of our operations. We do not expect costs related to environmental matters will have a material adverse effect on our consolidated financial position or our results of operations.

ITEM 1A.

RISK FACTORS

Risks Related to our Business and Industry

Our limited operating history makes it difficult to predict future performance and if we are unable to attain profitability, our share price could be materially adversely affected.

We were incorporated in Delaware in January 2004 and have a limited operating history. We are not currently profitable. Our business and growth prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in an early stage of development and operations, including successful commercialization of our products, establishing market acceptance of our products, establishing a customer base, marketing and selling our products, identifying, attracting, retaining and motivating qualified personnel and coping with general competitive pressures on selling prices. In addition, because our customer relationships have been developed over a short period of time, we cannot be certain that these customers will be a source of significant revenue or that we will be able to maintain our relationships with these customers in the future.  Moreover, because our history as an operating company is relatively short, there is only a limited basis for evaluating our business and performance, our results from period to period may not be useful to compare due to our rapid growth and we have only limited insight into trends that may emerge that may adversely affect our business and operating results.  If we are unable to attain profitability, our share price would likely be materially adversely affected.

We are at risk of a substantial drop in revenue because a significant portion of our revenues are generated from a limited number of customers.

Historically, our revenues have been concentrated with a limited number of customers. Our largest customer, DONG Energy accounted for 100% of revenues for the years ended 2009, 2008 and 2007, respectively. We are a party to a large, multi-year contract that is subject to cancellation or rescheduling by our customer due to many factors, such as convenience or regulatory issues. Cancellation or postponement of this significant contract could have a material adverse effect on us. In addition, if a large customer contract is not replaced upon its expiration with new business of similar magnitude, our financial and operating results would be adversely affected.

We face intense competition from competitors who are more established and expect new entrants to our industry, and if we fail to compete successfully, our market share and results of operations will suffer.

We face competitive pressures from a variety of companies in each of the markets we serve.  Most of our present and potential future competitors have, or may have, substantially greater financial, marketing, technical and/or manufacturing resources and, in some cases, have greater name recognition and experience. Some competitors may enter markets we serve and sell products at lower prices in order to obtain market share. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than we can. Some competitors have made, and others may make, strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Other companies may also drive technological innovation and develop products that are equal or superior to our products, which could reduce our market share, reduce our overall sales and require us to invest additional funds in new technology development. There can be no assurance that we will be able to compete successfully with existing competitors or with any new competitors.  If we cannot compete successfully against current or future competitors, this will have a material adverse effect on our business, financial condition, results of operations and cash flows.

If we fail to keep pace with continuing changes in our industry, our business will suffer.

The technology and other industry sectors in which we operate are characterized by rapidly changing technology with continuous improvements in both computer hardware and software and rapid obsolescence of current systems. Our success will depend in part on our ability to keep pace with continuing changes in our industry, evolving industry standards and changing customer preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace.  Any failure by us to address these developments could have a material adverse effect on our business, results of operations and financial condition.

If we fail to develop new products and technologies, we will become less competitive, which could have a material adverse impact on our business, results of operations and financial conditions.

To maintain a competitive position in our industry, we will need to continue to design and manufacture new competitive products and to enhance and sustain our existing products.  This product development will require continued investment in order to maintain our market position. We have made, and expect to continue to make, substantial investments in technology development. However, we may experience unforeseen problems in the development or performance of our technologies or products. There can be no assurance that products or technologies developed by others will not render our products and services uncompetitive or obsolete. In addition, we may not meet our product development schedules. New products often require certifications or regulatory approvals before the products can be used and we cannot be certain that our new products will be approved in a timely manner.  Finally, we may not achieve market acceptance of our new products and services.

We depend on certain third party suppliers and if we are unable to obtain key components or applications for our products and services, our business and financial condition may suffer.

We depend on certain third party suppliers to provide key components or applications for the development and implementation of our products and services. The availability of some of these components or applications is limited and our reliance on such limited sources involves certain risks, including the possibility of shortages and reduced control over delivery schedules, manufacturing capability, quality and costs. Any adverse change in the supply of, or price for, these components and any failure to obtain necessary products or services in a timely manner and at an acceptable cost could have a material adverse effect on our business, results of operations and financial condition.

The volatility of the utility industry’s capital spending can negatively impact our business.

We derive the substantially all of our revenues from sales of products and services to the utility industry.  Purchases of our products may be deferred as a result of many factors including mergers and acquisitions, regulatory decisions, weather conditions, rising interest rates, slowdowns in new residential and commercial construction, utility specific financial circumstances and general economic downturns. We may experience variability in operating results, on an annual and a quarterly basis, as a result of these factors and our business may be negatively impacted.

Our future sales are unpredictable due to the lengthy utility industry sale cycles and may adversely affect our operations.

Sales cycles for standalone meter products (those without AMR features) are typically based on annual or bi-annual bid-based agreements, with no defined delivery dates. Customers can place purchase orders against these contracts as their meter stocks deplete, which can create fluctuations in our sales volumes.

Sales cycles for AMR projects are generally long and unpredictable due to budgeting, purchasing and regulatory approval processes that can take up to several years to complete.  Our utility customers typically issue requests for quotes and proposals, establish evaluation committees, review different technical options with vendors, analyze performance and cost/benefit justifications and perform a regulatory review, in addition to applying the normal budget approval process within a utility.  Additionally, regulatory requirements could change the process of evaluating and approving technology purchases, which could extend or delay sales.

The European Union has also issued a directive stating that customers should have a choice in their electric and gas suppliers.  The directive obligates member states to take necessary measures to achieve a competitive, secure and environmentally sustainable market in electricity and gas.  Member states must ensure that all household customers and small enterprises enjoy the right to be supplied with electricity and gas of a specified quality at reasonable, comparable and transparent prices.  While we believe the opening of these markets will provide opportunities for sales of our products, the pace at which these markets will be opened could be slowed substantially by legislative and regulatory delays, regulatory approvals related to the deployment of new technology, capital budgets of the utilities and purchasing decisions by our customers.

Our backlog is not necessarily indicative of future revenues.

Our business is characterized by long-term orders and shipment schedules.  Customer orders typically can be cancelled or rescheduled without penalty to the customer. As a result, our backlog at any particular date is not necessarily indicative of actual revenues for any succeeding period.  A reduction of backlog during any particular period, or the failure of our backlog to result in future revenues, could materially adversely affect our results of operations.

Our customers’ reliance on our highly specialized products exposes us to substantial risk of claims or damaged reputation if our goods are found materially deficient.

Many of the engagements undertaken by us involve or will involve projects that are critical to the operations of our clients’ businesses and provide benefits that may be difficult to quantify.  Our failure or inability to meet a customer’s expectations in the performance of its services could result in a material adverse change to the client’s operations and therefore could give rise to claims against us or damage our reputation, adversely affecting our business, operating results and financial condition.

We may be subject to claims that we infringe the intellectual property rights of others, which could substantially harm our business.

We may be contractually obligated to indemnify our customers or other third parties that use our products in the event our products are alleged to infringe a third party’s intellectual property rights.  From time to time, we may also receive notice that a third party believes that our products may be infringing patents or other intellectual property rights of that third party.  Responding to those claims, regardless of their merit, can be time consuming, result in costly litigation, divert management’s attention and resources, and cause us to incur significant expenses.

As the result of such a claim, we may elect or be required to redesign our products, some of our product offerings could be delayed, or we could be required to cease distributing some of our products.  In the alternative, we could seek a license to the third party’s intellectual property.  Even if our products do not infringe, we may elect to take a license or settle to avoid incurring litigation costs.  However, it is possible that we would not be able to obtain such a license or settle on reasonable terms, or at all.

Lastly, our customers may not purchase our products if they are concerned our products may infringe third party intellectual property rights.  This could reduce the market opportunity for the sale of our products and services.

Any of the foregoing risks could have a material adverse affect on our revenues, results of operations, and financial condition.

If we are unable to adequately protect our intellectual property, we may not be able to compete as effectively in our markets and our business may suffer.

We regard our copyrights, service marks, trademarks, trade dress, trade secrets, proprietary software and similar intellectual property as critical to our success, and rely on trademark and copyright law, trade secret protection and confidentiality and/or license and other agreements with employees, customers, and others to protect our proprietary rights.  Effective trademark, service mark, copyright and trade secret protection may not be available or sought by us in every country in which our products and services are available.  There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate its copyrights, trademarks, trade dress and similar proprietary rights.

If any of our patents fail to protect our technology, or if we do not obtain patents in certain countries, our competitors may find it easier to offer equivalent or superior technology. If we fail to properly register or maintain our trademarks or to otherwise take all necessary steps to protect our trademarks, the value associated with the trademarks may diminish.  In addition, if we fail to protect our trade secrets or other intellectual property rights, we may not be able to compete as effectively in our markets.

Changes in environmental or regulatory requirements could entail additional expenses that could decrease our profitability.

We cannot predict the nature, scope or effect of future environmental or regulatory requirements to which our operations might be subject or the manner in which existing or future laws will be administered or interpreted.  Compliance with such laws or regulations may entail additional expenses that could decrease profitability.  We are subject to a variety of environmental laws, such as lead content in certain meters incorporating brass housings, and regulatory laws affecting the use and/or licensing of radio frequencies necessary for AMR products, as well as regulations related to customs and trade practices.  Failure to comply with current or future regulations could result in the imposition of substantial fines, suspension of production, alteration of our production processes, cessation of operations or other actions, which could materially and adversely affect our business, financial condition and results of operations.  Currently, the cost of complying with existing laws does not have a material effect on our business or financial position.

Risks associated with conducting business internationally may adversely impact our business and financial condition.

A substantial portion of our revenues are, and we expect it to continue to be, derived from operations conducted outside the United States.  Accordingly, we will be subject to all the risks associated with doing business internationally, including the following:

•

foreign currency fluctuations;

•

changes in the laws, regulations or policies of the countries in which we manufacture or sell our products,

•

trade restrictions;

•

transportation delay, work stoppages;

•

economic or political instability; and

•

adverse tax burdens.

Fluctuations in the value of the U.S. dollar may impact our ability to compete in international markets.  International expansion and market acceptance depend on our ability to modify our technology to take into account such factors as the applicable regulatory and business environment, labor costs and other economic conditions.  In addition, the laws of certain countries do not protect our products or technologies to the same extent as do the laws of the United States.  There can be no assurance that these factors will not have a material adverse effect on our future international sales and, consequently, on our business, financial condition and results of operations.

We have a history of operating losses and may never be profitable.

We have incurred substantial losses since our inception, and we expect to continue to incur substantial losses for the foreseeable future. These losses could increase significantly as we continue our development efforts. These losses have resulted principally from costs incurred in our research and development programs, and from our general and administrative costs. To date, we have generated limited revenues from sales. We expect to incur additional operating losses in the future and we have projected that these losses may increase significantly, whether or not we generate revenue, as we expand our development efforts. In addition, we expect our quarterly and annual operating results to fluctuate, depending primarily on timing of interruption or delays in the supply of our technologies or components and timing of investments in new technologies.

We will need to raise additional capital and if we are unable to obtain additional capital in the future, our business may suffer.

Various elements of our business and growth strategies will require capital in addition to the capital we expect to receive in this Offering. There can be no assurance that funds will be available on terms that we find satisfactory when needed, and if we are unable to obtain additional capital when needed on reasonable terms, it would have a significant impact on our business, results of operations and financial condition. In addition, to the extent that we raise additional equity capital, it will have a dilutive effect on our existing stockholders.

Our success depends on continuing to hire and retain qualified personnel, including our executive officers and technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key employees. Due to the specialized technical nature of our business, we are particularly dependent on our technical personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession.

Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain qualified executive officers and key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted, other key personnel may decide to leave, and we may incur increased operating expenses in finding and compensating their replacements.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion is a key element of our strategy and we intend to increase our customer base, expand our product and service offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that management will be able to successfully identify, manage and exploit existing and potential market and technological opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

We are subject to significant foreign exchange and currency risks that could adversely affect our operations and our ability to reinvest earnings from operations, and our ability to limit our foreign exchange risk through hedging transactions may be limited.

A sizable portion of our consolidated revenue and consolidated operating expenses are in foreign currencies. As a result, we are subject to significant risks, including:

•

foreign exchange risks resulting from changes in foreign exchange rates and the implementation of exchange controls; and

•

limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries.

In particular, we conduct business in countries that have non-traded or “soft” currencies which, because of their restricted or limited trading markets, may be difficult to exchange for “hard” currencies. The national governments in some of these countries are often able to establish the exchange rates for the local currency. As a result, it may not be possible for us to engage in hedging transactions to mitigate the risks associated with fluctuations of the particular currency. We are often required to pay all or a portion of our costs associated with a project in the local soft currency. As a result, we generally attempt to negotiate contract terms with our customer, who is often affiliated with the local government, to provide that we are paid in the local currency in amounts that match our local expenses. If we are unable to match our costs with matching revenue in the local currency, we would be exposed to the risk of an adverse change in currency exchange rates.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending December 31, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation contains a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 2.

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following summarizes the factors affecting the operating results and financial condition of POWRtec Corporation. This discussion should be read together with the financial statements of POWRtec Corporation and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this report. We encourage you to review our “Cautionary Note Regarding Forward-Looking Statements and Industry Data” at the front of this current report, and our “Risk Factors” set forth above.

Overview

As of December, the Company had total liabilities of $1.9 million, a working capital deficit of $1.6 million and an accumulated deficit of $20.1 million. The Company requires additional funds to continue operations. As reflected in the accompanying financial statements, the Company has a net loss since inception of approximately $4.6 million and has used cash in operations of approximately $3.4 million since inception. Because the Company has net losses since inception and do not expect to be profitable until 2011 or later, it will most likely be required to raise these additional funds through convertible debt, debt or equity financings or by selling its assets. This raises substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement a business plan. If we are unable to obtain such financing, it is likely that our stockholders will lose all or substantially all of their investment.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. However, this additional financing may not be available on a timely basis or on terms acceptable to it, or at all. The Company’s ability to obtain such financing may be impaired by the current economic conditions and the lack of liquidity in the credit markets. If The Company is unable to secure additional funding, it may have to discontinue operations; delay development or commercialization of its system; license to third parties the rights to commercialize products or technologies that it would otherwise seek to commercialize; reduce marketing, customer support, or other resources devoted to its system: or any combination of these activities. Any of these results would materially harm the Company’s business, financial condition, and results of operations, and there can be no assurance that any of these results will result in cash flows that will be sufficient to fund its current or future operating needs. The Company may also need to seek protection under the U.S. Bankruptcy Code or otherwise liquidate its assets, which may result in the failure of the Company’s stockholders to receive value for their ownership of its stock.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Estimates are used for the valuation of the Company’s stock, as the Company’s stock is not currently trading and the valuation of equity and equity-linked instruments such as options using the Black-Sholes model.

Cash and cash equivalents

The Company considers all highly liquid debt investments with original maturities of three months or less when purchased to be cash equivalents.  The carrying amounts approximate fair market value because of the short maturity.

The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in such accounts.

Fair values of financial instruments

At December 31, 2009 and 2008, fair values of cash and cash equivalents, accounts payable and convertible promissory notes approximate their carrying amount due to the short period of time to maturity.

Prepaid expenses

This balance consists primarily of fees paid to advisors in preparation for the contemplated financing transaction to raise the additional equity.

Property and equipment

The Company records property and equipment at cost and calculates depreciation using the straight-line method over the estimated useful life of the assets, which is estimated to be five years.

Impairment of long-lived assets

In accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” (“SFAS 144”) the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 144, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured as the amount by which the carrying value of a long-lived asset exceeds its fair value. Through December 31, 2009, there have been no such impairment losses.

Research and development costs

Research and development costs are charged to operations as incurred. Research and development expenses consist primarily of expense of research and development staff, materials and supplies for prototype meter development, and the cost of certain contractors involved in the development process.

Stock-based compensation

The Company recognizes stock-based compensation expense in accordance with SFAS No. 123(R), “Share-Based Payment” (“SFAS 123R”). Under SFAS 123R, the Company estimates the fair value of each option award on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the table below. Expected volatility was based on the historical volatility of a peer group of publicly traded companies. The expected term of options was based upon the simplified method provided by the SEC in Staff Accounting Bulletin No, 107, “Share-Based Payments”, and (“SAB 107”). The risk-free rate for the expected term of the option is based on the U.S. Treasury Constant Maturity rate.

That cost is recognized over the period during which an employee is required to provide service in exchange for the award, the requisite service period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The grant date fair value of employee share options and similar instruments is estimated using the Black-Scholes model adjusted for the unique characteristics of those instruments.

The Company from time to time issues common stock, stock options or common stock warrants to acquire services or goods from non-employees. Common stock, stock options and common stock warrants issued to other than employees or directors are recorded on the basis of their fair value, which is measured as of the date required by Emerging Issues Task Force (“EITF”) Issue 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.”

In accordance with EITF 96-18, the stock options or common stock warrants are fair valued using the Black-Scholes model on the basis of the market price of the underlying common stock on the “valuation date”, which for options and warrants related to contracts that have substantial disincentives to non-performance is the date of the contract, and for all other contracts is the vesting date. Expense related to the options and warrants is recognized on a straight-line basis over the shorter of the period over which services are to be received or the vesting period. Where expense must be recognized prior to a valuation date, the expense is computed under the Black-Scholes option-pricing model on the basis of the market price of the underlying common stock at the end of the period, and any subsequent changes in the market price of the underlying common stock through the valuation date is reflected in the expense recorded in the subsequent period in which that change occurs.

Revenue recognition

Revenues are generally recognized upon shipment of product, which corresponds with the transfer of title. The Company requires payment by irrevocable letter of credit for all sales. Delivery is considered to occur when title to the products has passed to the customer, which typically occurs at physical delivery of the products from the Company’s contract manufacturers to a common carrier. The Company recognizes revenue when all of the following have occurred: persuasive evidence of an agreement with the customer exists, products are shipped and the customer takes delivery and assumes the risk of loss; the selling price is fixed or determinable and collectability of the selling price is reasonably assured. The costs of shipping are billed to the customer upon shipment and are included in cost of sales. The Company has not established an allowance for doubtful accounts as shipments are paid by customers via a letter of credit

Results of Operations

The following analysis is of selected statement of operations data from our audited financial statements for the years ended December 31, 2009 and 2008.

Historical results are not necessarily indicative of the results to be expected in future periods. You should read this data together with our financial statements and the related notes to these financial statements included elsewhere in this Current Report on Form 8-K.

Revenues. Revenues were $1.8 million and $3.2 million for the years ended December  31, 2009 and 2008, respectively. Revenues decreased $1.4 million in fiscal year 2009 compared to fiscal year 2008. The decrease was due to our customer ordering less meters in 2009 due to a slowing in meter deployment by our customer while completing a component design change in 2009.

Cost of Sales. Cost of sales was $1.0 million and $1.7 million for the years ended December 31, 2009 and 2008, respectively. Cost of sales decreased $0.7 million in 2009 compared to 2008. The decrease in cost of sales for the year ended December 31, 2009 is directly related to the decrease in customer revenue meter sales from 2008.

Operating Expenses. Operating expenses were $1.3 million and $1.5 million for the years ended December 31, 2009 and 2008, respectively. Operating expenses decreased $0.2 million in 2009 compared to fiscal year 2008. The decrease in operating expenses for the year ended December 31, 2009 was primarily due to decreased expenses for sales and marketing expenses due to the decline in meter sales in 2009, the reduction of research and development costs and headcount in 2009, and partially offset by an increase in general and administrative expenses due to increased resources required in finance and accounting.

Liquidity and Capital Resources

Historically, POWRtec was financed primarily through cash from operations and through the issuance of common stock. The Company will need to raise additional cash in the near future as our current cash and working capital resources are not sufficient to provide the necessary working capital required by the Company. We will seek to raise additional funds through the public or private sale of debt or equity securities, the issuance of debt, or a combination of both. There can be no assurance that future financings will be available to us, and if available, that the terms will be acceptable to the Company. If financing is not available to us, we will be unable to continue operations. The Company has historically incurred net losses since inception. These historical losses raise doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2009, net cash used in operating activities was $0.1 million, primarily resulting from an operating loss of $0.6 million, a $0.2 million increase in prepaids, and a decrease in customer deposits of $0.1 million, partially offset by an increase in accounts payable and accrued liabilities of $0.7 million.

Given our cash position and available borrowings under our credit facility and our continuing operating losses the Company will require a significant amount of funding to sustain its operations and satisfy its contractual obligations. These factors, among others, indicate the Company may be unable to continue as a going concern. The financial statements presented do not include any adjustments related to the realization of the carrying value of the assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to secure financing in order to fund its operations and until it achieves profitability. Management believes that they will be successful in obtaining equity or debt financing which will enable the Company to continue its operations and to continue as a going concern.

PLAN OF OPERATION AND FUNDING

Existing working capital, cash flow from operations, further advances from the bank, as well as debt instruments or stock subscriptions are expected to be adequate to fund our operations over the next twelve months. Generally, we have financed operations to date through the proceeds of stock subscriptions, bank financing and related party loans.

In connection with our business plan, management anticipates that administrative expenses will increase over the next twelve months. Additional issuances of equity or convertible debt securities may be required which will result in dilution to our current shareholders. Furthermore, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business opportunities, which could significantly and materially restrict our business operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RECENT ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the Company adopted the FASB ASC 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective January 1, 2008, the Company adopted FASB ASC 820-10, Fair Value Measurements and Disclosures – Overall (“ASC 820-10”) with respect to its financial assets and liabilities. In February 2008, the FASB issued updated guidance related to fair value measurements, which is included in the Codification in ASC 820-10-55, Fair Value Measurements and Disclosures – Overall – Implementation Guidance and Illustrations. The updated guidance provided a one year deferral of the effective date of ASC 820-10 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. Therefore, the Company adopted the provisions of ASC 820-10 for non-financial assets and non-financial liabilities effective January 1, 2009, and such adoption did not have a material impact on the Company’s consolidated results of operations, financial condition or liquidity.

Effective January 1, 2009, the Company adopted FASB ASC 805, Business Combinations (“ASC 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. ASC 805 changes the previous treatment of acquisition related costs, restructuring costs related to an acquisition that the acquirer expects but is not obligated to incur, contingent consideration associated with the purchase price and pre-acquisition contingencies associated with acquired assets and liabilities. Under ASC 805, acquisition costs associated with business combinations will be expensed as incurred, whereas, prior to the adoption of ASC 805, similar costs associated with a successful acquisition were capitalized. ASC 805 applies to business combinations for which the acquisition date is on or after the adoption date, thus the adoption of ASC 805 will have no effect on prior acquisitions. The effect of the adoption of ASC 805 will depend upon the nature of any future business combinations.

In April 2009, the FASB issued updated guidance relating to intangible asset valuation, which is included in the Codification in ASC 350-30-55, General Intangibles Other Than Goodwill – Implementation (“ASC 350-30-55”). ASC 350-30-55 amends ASC 350-30, Intangibles – Goodwill and Other, to identify the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. ASC 350-30-55 is effective for fiscal years beginning after December 31, 2008. The Company adopted the amendment to ASC 350-30 effective January 1, 2009, and such amendment did not have a material effect on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 825-10-65, Financial Instruments – Overall – Transition and Open Effective Date Information (“ASC 825-10-65”). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10, Presentation – Interim Reporting – Overall, to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 320-10-65, Investments – Debt and Equity Securities – Overall – Transition and Open Effective Date Information (“ASC 320-10-65). ASC 320-10-65 amends the other-than-temporary impairment guidance in U.S. GAAP to make the guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. The adoption of ASC 320-10-65 did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective April 1, 2009, the Company adopted FASB ASC 855-10, Subsequent Events – Overall (“ASC 855-10”). ASC 855-10 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It required the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date –that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented.

In February 2010, the FASB issued ASU 2010-09, Amendments to Certain Recognition and Disclosure Requirements (“ASU 2010-09”). ASU 2010-09 amended the guidance on subsequent events to remove the requirement for SEC filers to disclose the date through which an entity has evaluated subsequent events. Adoption of ASC 855-10, as amended, did not have a material impact on the Company’s results of operations, financial position or liquidity.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations, financial position or liquidity.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not required.

INTEREST RATE

Interest rates are generally controlled. The majority of our debt is owed to a related party which does not bear interest so fluctuations in interest rates do not impact our result of operations at this time. However, we may need to increase our reliance on bank financing or other debt instruments in the future in which case fluctuations in interest rates could have a negative impact on our results of operations.

ITEM 3.

PROPERTIES

Our principal executive office consists of approximately 5,827 square feet of space located at 745 Camden Ave., Suite D, Campbell, CA 95008, rented on a month-to-month basis at a current monthly rental of $12,708.13. Our telephone number at that facility is (408) 828-2250, and our facsimile number is (408) 374-1902. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional facilities. We do not presently own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 14, 2010, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 2,500,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)

Grant Jasmin c/o POWRtec International Corp. 745 Camden Ave., Suite D Campbell, CA 95008	329,447	13.17%

Len Wood (3) c/o POWRtec International Corp. 745 Camden Ave., Suite D Campbell, CA 95008	57,652	2.30%

All executive officers and directors as a group (2 persons)	377,683	15.48%
Beneficial Shareholders greater than 5%

John Heibel c/o POWRtec International Corp. 745 Camden Ave., Suite D Campbell, CA 95008	425,859	17.03%

NESA A/S (2) Nesa Alle 1 2820 Gentofte Denmark	236,821	9.47%

(1)

Applicable percentage of ownership is based on 2,500,000 shares of common stock outstanding on May 14, 2010. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of May 14, 2010 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 14, 2010 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

(2)

Rene Vedoe, a resident of Denmark, has dispositive and voting power over the shares of NEAS A/S, DONG Energy is the beneficial owner of these shares.

(3)

Holdings consist of: (i) 8,236 shares of our common stock and (ii) and the vested portion (49,416 shares) of an option to purchase 65,888 shares of our common stock.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Grant Jasmin	58	President, CEO, Secretary and Director
Len Wood	54	CFO and Treasurer

Grant Jasmin – Mr. Jasmin holds both an MBA and a Law degree and has over 25 years of experience as an executive and a lawyer working with high-tech companies in Silicon Valley. He has been responsible for dozens of publicly registered and private stock and debt offerings. Grant was a founder of audiohighway.com, which traded on the NASDAQ Small Cap Market, where he served as the Chief Operating Officer and a Director. Audiohighway.com specialized in the delivery of audio content over the Internet. Prior to audiohighway.com Grant was engaged in full time law practice representing Companies and Underwriters as well as various investor groups. Grant was Founder, President and CEO of Advanced Logic Systems, a manufacturer of plug in peripherals for the Apple II computer.

Len Wood - Mr. Wood was named Interim Chief Financial Officer in December 2008 and has been a consultant providing interim financial leadership to companies since 2003. From 1999-2001, Len held several positions including Chief Financial Officer and Chief Operating Officer of VPNet, a privately held virtual private networking company, which was sold to Avaya Communications in 2001. In 1999, Len served as Chief Financial Officer of Get Manufacturing which was sold to Jabil Circuit in 1999. From 1997 to 1999. Len served as Corporate Controller of NetManage and CIDCO.  Prior to that, he had management roles at Raychem, Solectron, and Intel in the United States, Europe, and Asia. Len obtained his CPA while working at Coopers & Lybrand, now PricewaterhouseCoopers, and holds a B.S. in Business Administration from Babson College.

Directors

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Audit Committee

The Company intends to establish an audit committee of the board of directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Security Holders Recommendations to Board of Directors

We do not currently have a process for security holders to send communications to the Board of Directors. However, we welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Mr. Jasmin, at our executive offices.

While we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Jasmin collects and evaluates all shareholder communications. If the communication is directed to the Board of Directors generally or to a specific director, Mr. Jasmin will disseminate the communications to the appropriate party at the next scheduled Board of Directors meeting. If the communication requires a more urgent response, Mr. Jasmin will direct that communication to the appropriate executive officer. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

ITEM 6.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objective of POWRtec’s compensation program is to provide compensation for services rendered by our sole executive officer in the form of a salary. We utilize this form of compensation because we believe that it is adequate to both retain and motivate our executive officer. The amount we deem appropriate to compensate our executive officer is determined in accordance with other like corporations; we have no specific formula to determine compensatory amount at this time. We have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives. We may expand our compensation program to additional future employees and to include other compensatory elements.

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company or on behalf of our executive officers.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Grant Jasmin (1)	President, CEO, Secretary and Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Len Wood(2)	CFO and Treasurer	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Jeffrey E. Jones(3)	Former President, CEO, CFO, Treasurer, Secretary and Director	2010	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2009	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
		2008	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-

 Notes to Summary Compensation Table:

(1)

On April 16, 2010, Mr. Jasmin consented to act as the President, Chief Executive Officer, Treasurer and a director of the Company.

(2)

On May 14, 2010, Mr. Wood consented to act as the Chief Financial Officer and Treasurer of the Company.

(3)

On April 16, 2010, the Company received the resignation of Mr. Jones as the Company's CEO, CFO, President, Treasurer, Secretary and its sole-director. During his tenure Mr. Jones received no compensation for his services to the Company.

The Company has no option or stock award plan or long-term incentive plan.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

The Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer's responsibilities following a change in control.

Director Compensation

None.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

As previously disclosed, on April 16, 2010, the Company filed an Information Statement Pursuant to Section 14(F) of the Securities Exchange Act Of 1934 and Rule 14f-1 thereunder announcing that Mr. Jasmin acquired the majority of the issued and outstanding common stock of the Company from Jeffrey E. Jones (“Mr. Jones”) per the terms of a common stock purchase agreement between Mr. Jasmin and Mr. Jones. Pursuant to the terms of the Purchase Agreement, Mr. Jasmin acquired control of 1,700,000 shares of the Company’s issued and outstanding common stock representing approximately 100% of the total shares issued and outstanding.

Subsequently, on May 14, 2010, the Company, POWRtec Corporation, a Delaware corporation and the shareholders of POWRtec closed a transaction pursuant to that certain Share Exchange whereby the Company acquired approximately 100% of the outstanding shares of common stock of POWRtec from the POWRtec Shareholders.  In exchange for the POWRtec Stock the Company issued 1,750,000 shares of its common stock. As a result of closing the transaction the POWRtec Shareholders now hold approximately 70% of our issued and outstanding common stock.  Mr. Jasmin, received no compensation other than that disclosed above related to the acquisition of the POWRtec Shares.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

We anticipate reviewing all related party transactions as they are presented to us, and we would not anticipate that such review procedures would be in writing until such time as our Board of Directors felt it was necessary.

ITEM   8.

LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM   9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is currently quoted on the Over the Counter Market. Our common stock has been quoted since August 18, 2008 under the symbol "SFCF.OB". Because we are quoted on the Over the Counter Market, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock for the periods indicated.

2010 Fiscal Year		High Bid		Low Bid
First Quarter	$	Nil	$	Nil

2009 Fiscal Year		High Bid		Low Bid
Fourth Quarter	$	Nil	$	Nil
Third Quarter	$	Nil	$	Nil
Second Quarter	$	Nil	$	Nil
First Quarter:	$	Nil	$	Nil

Reports to Security Holders

We are a reporting company pursuant to the Securities and Exchange Act of 1934. As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Record Holders

As of May 1, 2010, an aggregate of 2,500,000 shares of our common stock were issued and outstanding and were owned by approximately 26 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no cash dividends on our common stock will be declared in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not authorized any securities for issuance under an Equity Compensation Plan.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. The Company anticipates having a policy in place approximately 30 days after the close of the transaction. Such insurance also insures us against losses which we may incur in indemnifying our officers and directors. In addition, we have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Trading Information

The Company’s common stock is currently approved for quotation under the symbol “SFCF.OB” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Pacific Stock Transfer Company
4045 South Spencer Street, Suite 403
Las Vegas, NV 89119
Tel: (702) 361-3033
Fax: (702) 433-1979

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock with $.001 par value and 5,000,000 shares with preferred stock will $.001 par value. Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the shareholders for their vote. Cumulative voting for the election of directors is not permitted by the By-Laws.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after distribution is made to the preferred shareholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights. To the extent that additional shares of our common stock are issued, the relative interest of the existing shareholders may be diluted.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

  AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

___________________________________________________________________________________________________

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 12, 2010, our board approved an amendment to our Articles of Incorporation to (i) change our name to "POWRtec International Corp." We will file a Certificate of Amendment with the Delaware Secretary of State reflecting the above and will notify the Financial Industry Regulatory Authority ("FINRA") of the name change in short order. The name change will take effect in the market upon approval by FINRA.  Once FINRA processes the name change we will be issued a new symbol and will disclose the change on a Current Report on Form 8-K.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of closing the Share Exchange Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of POWRtec Corporation for the years ended December 31, 2009 and 2008 are filed herewith as Exhibit 99.1.

 (b)

Pro Forma Financial Information.

Pro Forma Financial Information for the fiscal year ended December 31, 2009 is filed herewith as Exhibit 99.2.

INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes give effect to the merger of the Company and POWRtec Corporation.

The pro forma consolidated balance sheets and pro forma consolidated statements of operations are based on the estimates and assumptions set forth in the explanatory notes. The pro forma consolidated balance sheets and the pro forma consolidated statements of operations have been prepared utilizing the historical financial statements of the Company and POWRtec Corporation. and should be read in conjunction with the historical financial statements and notes thereto.

The pro forma consolidated balance sheets have been prepared as if the merger occurred on December 31, 2009. The pro forma consolidated statements of operations have been prepared as if the merger occurred on January 1, 2009 and carried through to December 31, 2009.

This pro forma consolidated financial data is provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the merger occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

(c)

Shell Company Transactions.

The terms of the Share Exchange Agreement are set forth in this Current Report on Form 8-K, a copy of the Share Exchange Agreement is attached hereto and is hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

(d)

Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation filed with the Delaware Secretary of State on April 18, 2006	Incorporated by reference as Exhibits to the Form SB-1 filed on March 19, 2007.
3.2	Bylaws	Incorporated by reference as Exhibits to the Form SB-1 filed on March 19, 2007.
10.1	Share Exchange Agreement between School4Chauffeurs, Inc., POWRtec Corporation and the POWRtec Corporation Shareholders	Filed herewith.
21.1	List of Subsidiaries	Filed herewith.
99.1	POWRtec Corporation financial statements and notes for the audited periods ended December 31, 2009 and 2008	Filed herewith.
99.2	Pro forma financial information for the periods ended December 31, 2009 and 2008	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2010	School4Chauffeurs, Inc.
/s/ Grant Jasmin
Name: Grant Jasmin
Title: President